UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2006

Lifeline Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6400 South Fiddler’s Green Circle, Suite 1970, Englewood, CO 80111
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code:  (720) 488-1711

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

To the extent applicable, the information disclosed under Item 5.02 is incorporated herein by reference.

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 4, 2006, Gerald J. Houston became chief financial officer of Lifeline Therapeutics, Inc. Mr. Houston replaces Mr. William B. Kutney who has served as the Company’s Chief Financial Officer since August 2005. Mr. Kutney will consult with the company to ensure a smooth transition. The press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Houston has most recently provided financial management consulting to early stage healthcare and biotechnology companies. Prior to that, as CFO of OpVista, Inc., an optical transport systems company based in Irvine, CA, he spearheaded the raising of $28 million in private funding as well as establishing the financial and administrative base of the company. He has held senior financial management positions at ROLM Corporation, IBM, Measurex Corporation and Spacelabs Medical. He received his B.A. from Georgetown University and M.B.A. from the Wharton School of Finance and Commerce.

In connection with his appointment as Chief Financial Officer, Mr. Houston entered into an Employment Agreement with the Company effective January 4, 2006. Mr. Houston’s employment agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The material terms of Mr. Houston’s employment agreement are as follows:

Term

Unless sooner terminated pursuant to the terms of the agreement, the term of Mr. Houston’s employment as Chief Financial Officer of the Company shall be from January 4, 2006 to January 4, 2009. During such time, Mr. Houston shall devote substantially all of his professional time, attention, knowledge and skills solely to the business and interests of the Company.

Compensation

Mr. Houston shall be entitled to an annual base salary of $190,000 and will be eligible to receive an annual bonus equal to 30% of his base salary based upon meeting certain operating and financial benchmarks to be established by the Company's compensation committee. Mr. Houston shall also be eligible to participate in the Company's standard benefit plans. The Company will reimburse Mr. Houston for relocation expenses up to a maximum amount of $25,000.

In addition, Mr. Houston was granted an option to purchase 240,000 shares of the Company’s common stock, with the purchase price equal to the weighted average price for a share of the Company’s common stock on January 4, 2006. The stock option shall vest and become exercisable in the amounts set forth below based upon the weighted average trading price of the Company’s common stock for a consecutive 90 day period:

Portion of Option Vesting	Common Stock Price
1/3	$ 8.00
1/3	$ 14.00
1/3	$ 18.00

Notwithstanding the foregoing, to the extent not previously vested pursuant to the terms of the agreement, 1/3 of the stock option shall vest on January 4, 2007 and the remaining 2/3 shall vest quarterly in eight equal installments, beginning ninety days after January 4, 2007 and ending on January 4, 2009. In the event an Event Date (as defined in the employment agreement) occurs after January 4, 2007 and prior to January 4, 2008, 1/3 of the option that has not already vested as of such date shall immediately vest and become exercisable. In the event that an Event Date occurs after January 4, 2008 but prior to January 4, 2009, 2/3 of the option that has not already vested as of the Event Date shall immediately vest and become exercisable.

Noncompetition, Nonsolicitation

During the term of his employment for a period of twenty-four months thereafter, Mr. Houston has agreed not to, in any area in the world where the Company conducts business, directly or indirectly own, manage, operate, control, be employed by, consult with, or be connected in any manner with the ownership (other than passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), management, operation, or control of any neutraceutical business engaged in the manufacture or distribution of antioxidant pills or other products that compete with the products the Company manufactures or distributes on the last day Mr. Houston is employed by the Company. In addition, during this time, Mr. Houston has agreed not to solicit employees, customers or suppliers of the Company.

Termination of Employment

If Mr. Houston is terminated without Cause (as defined in the employment agreement) or resigns for Good Reason (as defined in the employment agreement), then the Company will pay to Mr. Houston severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to six months. Notwithstanding the foregoing, if Mr. Houston’s employment is terminated within 90 days of January 4, 2006, then Mr. Houston shall be entitled to severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to ninety days. During any severance period, Mr. Houston will be eligible to participate, at the Company’s cost, in all benefit plans participated in at the time of termination.

If Mr. Houston is terminated with Cause or resigns without Good Reason, then he shall be entitled to his base salary plus any bonus that has been approved and declared earned and payable prior to the date of such termination.

Item 7.01. Regulation FD Disclosure

On January 4, 2006, Lifeline Therapeutics, Inc. intends to issue a press release entitled “Lifeline Therapeutics, Inc. Names Gerald J. Houston Chief Financial Officer.” The press release is attached as Exhibit 99.1 hereto.

Item 9.01. Exhibits

     (c)   Exhibits

10.1	Employment Agreement, effective January 4, 2006, between Gerald J. Houston and Lifeline Therapeutics, Inc.

99.1	Press Release, dated January 4, 2006, entitled "Lifeline Therapeutics, Inc. Names Gerald J. Houston Chief Financial Officer."

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 4, 2006

LIFELINE THERAPEUTICS, INC. By: /s/ Stephen K. Onody Stephen K. Onody Chief Executive Officer

Exhibits

10.1	Employment Agreement, effective January 4, 2006, between Gerald J. Houston and Lifeline Therapeutics, Inc.

99.1	Press Release, dated January 4, 2006, entitled "Lifeline Therapeutics, Inc. Names Gerald J. Houston Chief Financial Officer."